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                            EXHIBIT 23 TO FORM 10-KSB

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Four Oaks Fincorp, Inc. on Form S-8 (File Nos. 333-30677 and 333-69792) and Form S-3 (File No. 333-33527) of our report dated February 1, 2002, on our audits of the consolidated financial statements of Four Oaks Fincorp, Inc. as of December 31, 2001 and for the year ended December 31, 2001, which report is included in this Annual Report on Form 10-KSB.


/s/ Dixon Odom PLLC

DIXON ODOM PLLC

Sanford, North Carolina
March 27, 2002